UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2004

Owens & Minor, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-9810	54-1701843
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Cox Road, Glen Allen, Virginia	23060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 747-9794

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (See General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)	Effective January 1, 2005, the Registrant has appointed Scott W. Perkins, age 48, as its Senior Vice President, Sales and Distribution. In this position, Perkins will oversee management and sales for the Registrant’s 42 distribution facilities and report to the President and Chief Operating Officer. Perkins, who joined Owens & Minor in 1987, served as Area Director of Operations, Mountain States from December 1999 to March 2002, Area Vice President, Mountain States from March 2002 to March 2004 and Regional Vice President, West from March 2004 through the present. Mr. Perkins will continue to be an at-will employee of the Registrant but will be eligible to participate in the benefits and programs available to other senior-level officers.

Attached as an exhibit hereto is the press release issued by the Registrant on November 2, 2004 announcing Mr. Perkin’s appointment.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

99.1    Press Release by Registrant on November 2, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS & MINOR, INC.

Date: November 2, 2004	By:	/s/ Grace R. den Hartog
	Name:	Grace R. den Hartog
	Title:	Senior Vice President, General Counsel and
Corporate Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release by Registrant on November 2, 2004.